QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT BY AND BETWEEN THE PURCHASER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

CARDIONET, INC.

AMENDED AND RESTATED
SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$	May 1, 2006 San Diego, California

        FOR VALUE RECEIVED, CARDIONET, INC., a California corporation (the "Company"), hereby promises to pay to the order of                        (the "Purchaser"), the principal sum of $                        , together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

        This Restated Note is issued pursuant to the Note and Warrant Purchase Agreement of even date herewith among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement. This Restated Note is one of the Restated Notes referred to in and is executed and delivered in connection with that certain Amended and Restated Security Agreement dated as of even date herewith and executed by Company in favor of the Secured Parties set forth therein (as the same may from time to time be amended, modified or supplemented or restated, the "Security Agreement"). Additional rights of the Purchaser are set forth in the Security Agreement. This Restated Note amends and restates the Prior Note entered into by and between the Company and Purchaser on August 15, 2005. The Company and Purchaser hereby agree that the Restated Note re-evidences and supersedes in full the provisions of, rights granted under, covenants made pursuant to and the obligations of the Company described in, the Prior Note.

1.    Maturity Date.    On the first to occur of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer"), (ii) (A) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the shareholders of the Company immediately prior to such consolidation or merger, own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger or (B) any transaction or series of transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred (an "Acquisition" and, together with an Asset Transfer, a "Disposition Transaction"), provided that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, or (iii) August 15, 2006 or such later date as may be determined by the written consent of the Majority Lenders (the first to occur, the "Maturity Date"), the entire outstanding principal balance and all unpaid accrued interest hereof shall become fully due and payable to the Purchaser.

2.    Interest.    Interest shall accrue on the outstanding principal amount hereof from the date of this Restated Note until payment or conversion in full, which interest shall be payable at the rate of 8% per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable on the Maturity Date, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.    Payment.    Unless the indebtedness outstanding under this Restated Note is converted in accordance with Section 5 hereof, payment shall be made in lawful money of the United States to the Purchaser at the Company's principal offices or, at the option of the Purchaser, at such other place in the United States as Purchaser shall have designated by written notice to the Company. All payments shall be applied first to accrued interest and thereafter to principal and shall be made pro rata to all holders of Restated Notes.

4.    Prepayment.    Subject to Section 3 above, the Company may prepay all or any part of the principal or accrued interest outstanding under this Restated Note at any time other than at such time as the Company is negotiating or otherwise expecting to enter into a Disposition Transaction with a specific third party.

5.    Conversion

        5.1    Optional Conversion at Next Equity Financing.    Upon the closing of the Next Equity Financing (as defined below) on or prior to the Maturity Date, the Majority Lenders may, upon prior written notice to the Company, elect to convert all unpaid principal and accrued interest outstanding under this Restated Note (the "Conversion Amount") as of the date thereof into that number of shares of the Preferred Stock sold by the Company in the Next Equity Financing as is equal to the Conversion Amount divided by the per share purchase price of the Preferred Stock sold in the Next Equity Financing and on the other terms and conditions provided to purchasers in the Next Equity Financing. "Next Equity Financing" shall mean the first equity financing following the date hereof involving the sale by the Company of its Preferred Stock in which the Company receives an aggregate of at least $8,000,000 in cumulative gross proceeds, including conversion of the Restated Notes and interest hereon and thereon and the conversion of all other indebtedness of the Company.

        5.2    Optional Conversion at Disposition Transaction.    Immediately prior to the closing of a Disposition Transaction, the Purchaser may, upon 10 days' prior written notice to the Company, elect to convert the Conversion Amount as of the date thereof into that number of shares of Series D-1 Preferred (as defined in the Warrants) as is equal to the Conversion Amount divided by $3.50 (as adjusted for stock dividends, combinations, splits and other recapitalizations after the date hereof).

6.    Termination of Rights.    All rights with respect to this Restated Note shall terminate upon a payment or conversion of the Conversion Amount in full, whether or not this Restated Note has been surrendered.

7.    Secured Note.    The full amount of this Restated Note is secured by the Collateral identified and described as security therefor in the Security Agreement.

8.    Default.    Each of the following events shall be an "Event of Default" hereunder:

          (a)   The Company commits a material breach of the representations, warranties or covenants in the Purchase Agreement;

          (b)   The Company files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

2

          (c)   An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

          (d)   An "Event of Default" under the Security Agreement; or

          (e)   The Company defaults in the payment of principal when due at stated maturity of other indebtedness for borrowed money or acceleration of such other indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50,000, and such acceleration has not been rescinded or annulled within a period of 30 days after written notice as provided in the agreements representing such indebtedness.

        Upon the occurrence of an Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Majority Lenders, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by the Purchaser pursuant to applicable law. Subject to the provisions hereof, the Purchaser shall have all rights and may exercise any remedies available to it under law, successively or concurrently.

9.    Subordination.    The indebtedness evidenced by this Restated Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.

        "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Restated Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of the Company secured by (A) the Security and License Agreement between the Company and Guidant Investment Corporation ("Guidant") dated November 12, 2003, (B) the Purchase Agreement between the Company and Varian, Inc. ("Varian") dated September 14, 2001, (C) the Pledge and Security Agreement between the Company and Redevelopment Authority of the County of Montgomery ("Montgomery County") dated December 30, 2003, and (D) a security agreement to be entered into after the date hereof between the Company and an asset-backed lender provided that the aggregate principal amount of the indebtedness secured thereby does not exceed $3,000,000, as any such agreement has been or may be amended or supplemented from time to time, and (b) any additional secured indebtedness of the Company to Guidant or Guidant's affiliates, Varian or Montgomery County.

        9.1    Insolvency Proceedings.    If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (a) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Restated Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of the Purchaser which shall assert any right to receive any payments in respect of the principal of and interest on this Restated Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

        9.2    Default on Senior Indebtedness.    If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the Purchaser shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or

3

all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Restated Note unless within 180 days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to the Purchaser pursuant to the terms of this Section 9.2 during any 360 day period.

        9.3    Further Assurances.    By acceptance of this Restated Note the Purchaser agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to the Purchaser's rights hereunder, the Company may require that the Purchaser execute such forms of subordination agreement, provided that such forms shall not impose on the Purchaser terms less favorable than those provided herein.

        9.4    Subrogation.    Subject to the payment in full of all Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 9) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Purchaser, be deemed to be a payment by the Company to or on account of this Restated Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Purchaser would be entitled except for the provisions of this Section 9 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Purchaser, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

        9.5    No Impairment.    Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 9 to receive cash, securities or other properties otherwise payable or deliverable to the Purchaser, nothing contained in this Section 9 shall impair, as between the Company and the Purchaser, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Purchaser the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Purchaser, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law; and notwithstanding such rights, if any, of the holders of Senior Indebtedness under this Section 9, nothing contained in this Section 9 shall impair the Purchasers' right to convert the principal and interest of this Restated Note into equity securities of the Company in accordance with Section 5 hereof.

        9.6    Lien Subordination.    Any lien or security interest of the Purchaser, whether now or hereafter existing in connection with the amounts due under this Restated Note, on any assets or property of the Company or any proceeds or revenues therefrom which the Purchaser may have at any time as security for any amounts due and obligations under this Restated Note, including, without limitation, any Lien on or in the Collateral pursuant to the Security Agreement, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by the Company or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

        9.7    Applicability of Priorities.    The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable. The foregoing notwithstanding, the Purchaser covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior

4

Indebtedness. Nothing in this Section 9.7 affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

        9.8    Reliance of Holders of Senior Indebtedness.    The Purchaser, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Restated Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

10.    Fractional Shares.    No fractional shares shall be issued upon conversion of this Restated Note. In lieu of any fractional shares to which the Purchaser would otherwise be entitled, after combining any fractional interests of the Purchaser into as many whole shares as is possible, the Purchaser shall be paid in cash an amount equal to the product resulting from multiplying such fraction by the then current Fair Market Value of one share of Preferred Stock (as defined in, and calculated in accordance with, the Warrants).

11.    No Impairment.    Except and to the extent as waived or consented to by the Majority Lenders in accordance with Section 15 below, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of any debt or equity securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Restated Note in order to protect the rights of Purchaser hereunder against impairment.

12.    Highest Lawful Rate.    Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Restated Note, together with all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company shall not be obligated to pay, and the Purchaser shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Purchaser in connection with this Restated Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.

13.    Waiver.    Subject to any other provision herein or in the other Loan Documents, the Company hereby waives demand, notice, presentment, protest and notice of dishonor.

14.    Governing Law.    This Restated Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

15.    Modification; Waiver.    Any provision of this Restated Note may be amended or waived by the written consent of the Company and the Majority Lenders.

16.    Counterparts.    This Restated Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

5

        IN WITNESS WHEREOF, the Company has caused this AMENDED AND RESTATED SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE to be executed by its duly authorized officer as of the date first written above.

CARDIONET, INC.

By:

Name: James M. Sweeney
Title: Chairman and CEO
Acknowledged and Accepted:

By:

By:

Name:

Title:

AMENDMENT TO PROMISSORY NOTES

        THIS AMENDMENT TO PROMISSORY NOTES (this "Amendment") is effective as of August 14, 2006 by and between the investors listed on Exhibit A hereto (together with their successors or assigns, the "Holders") and CardioNet, Inc., a California corporation (the "Company").

RECITALS

        WHEREAS, the Company issued a series of secured subordinated convertible promissory notes (the "Notes") dated as of May 1, 2006, to the Holders in connection with that certain Note and Warrant Purchase Agreement dated as of May 1, 2006;

        WHEREAS, pursuant to Section 15 of each Note, any provision of such Note may be amended or waived with the written consent of the Company and the holders of at least 67% of the aggregate principal amount of all Notes (the "Majority Holders");

        WHEREAS, in connection with the execution of this Amendment, the Company will be issuing to each holder of a Note, subject to the receipt of necessary approvals, (i) a new secured convertible promissory note in substantially the form attached hereto as Exhibit A (the "New Note") and (ii) a new warrant to purchase shares of the Company's equity securities in substantially the form attached hereto as Exhibit B (the "New Warrant"); and

        WHEREAS, the Company and the undersigned, constituting the Majority Holders, desire to amend the Notes to extend the maturity date of the Notes to February 15, 2007.

AGREEMENT

        NOW, THEREFORE, in accordance with Section 15 of each Note, the Company hereby amends each Note as follows:

        1.     Section 1 of each Note is hereby amended and restated in its entirety as follows:

    "1.    Maturity Date.  On the first to occur of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer"), (ii) (A) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the shareholders of the Company immediately prior to such consolidation or merger, own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger or (B) any transaction or series of transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred (an "Acquisition" and, together with an Asset Transfer, a "Disposition Transaction"), provided that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, or (iii) February 15, 2007 or such later date as may be determined by the written consent of the Majority Lenders (the first to occur, the "Maturity Date"), the entire outstanding principal balance and all unpaid accrued interest hereof shall become fully due and payable to the Purchaser."

        2.     Section 2 of each Note is hereby amended and restated in its entirety as follows:

    "2.    Interest.  Interest shall accrue on the outstanding principal amount hereof from August 15, 2006 until payment or conversion in full, which interest shall be payable at the rate of 8% per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable on the Maturity Date, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed."

        3.     In the event that the Company has not issued a New Note and a New Warrant, each in the amount set forth on Exhibit C hereto, to the holder of any Note by August 29, 2006, then an "Event of Default" shall be deemed to have occurred under such Note as of August 15, 2006 and the holder of such Note shall have all the rights and remedies set forth therein.

        4.     Except as otherwise amended hereby, each Note shall remain in full force and effect and is hereby ratified and affirmed.

        5.     This Amendment may be executed in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

        6.     This Amendment shall be construed in accordance with the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

[Remainder of Page Intentionally Left Blank]

2

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date written above.

COMPANY:		HOLDERS:
CARDIONET, INC.		SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	/s/ JAMES M. SWEENEY	By:	Middleton, McNeil & Mills Associates V, LLC
Name:	James M. Sweeney
Title:	Chairman and CEO
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V LIMITED PARTNERSHIP
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BETEILIGUNGS GMBH & CO. KG
		By:	Middleton, McNeil & Mills Associates V, LLC
			By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director

[Signature Page to Note Amendment]

FOUNDATION MEDICAL PARTNERS, L.P., a Delaware limited partnership
By:	Foundation Medical Managers, LLC
By:	/s/ LEE WRUBEL
Name:	Lee Wrubel
Title:	Managing Member

[Signature Page to Note Amendment]

H&Q HEALTHCARE INVESTORS, a Massachusetts business trust		H&Q LIFE SCIENCES INVESTORS, a Massachusetts business trust
By:	/s/ KATHLEEN ECKERT Kathleen Eckert, Treasurer	By:	/s/ KATHLEEN ECKERT Kathleen Eckert, Treasurer
Limitation of Liability		Limitation of Liability

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors, must look solely to the trust property for the enforcement of any claims against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.
The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors, must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

[Signature Page to Note Amendment]

QuickLinks

  Exhibit 10.25
CARDIONET, INC. AMENDED AND RESTATED SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE
AMENDMENT TO PROMISSORY NOTES
RECITALS
AGREEMENT